Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Sandrine Crisafulli, the Chief Financial Officer and Chief Operating Officer of SES Solar Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the quarterly report on Form 10-QSB of SES Solar Inc. for the nine month period ended September 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SES Solar Inc.

Dated November 20, 2006.

/s/ Sandrine Crisafulli

Sandrine Crisafulli,

Chief Financial Officer and Chief Operating Officer

(Principal Financial Officer and Principal

Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SES Solar Inc. and will be retained by SES Solar Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

CW904463.1